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                                  Exhibit 99.2

                      Statement of Senior Financial Officer
         Pursuant to Section 1350 of Title 18 of the United States Code

     Pursuant to Section 1350 of Title 18 of the United States Code, I, Harry M. Rimmer, the Senior Vice President of Finance of Escalon Medical Corp. (the "Company"), hereby certify that, to the best of my knowledge:

     1. The Company's Form 10-Q Quarterly Report for the Period ended December 31, 2002 (the "Report") fully complies with the requirements of
          Section 13(a) of the Securities Act of 1934; and

     2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:  February 14, 2003                         /s/  Harry M. Rimmer
                                                 --------------------
                                                 Harry M. Rimmer
                                                 Senior Vice-President - Finance


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